Exhibit 15-b

The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.

We are aware of the inclusion in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-27893) for the registration of $200,000,000 of currency warrants, index warrants, and interest rate warrants and in the related Prospectus of Morgan Stanley, Dean Witter, Discover & Co. for $200,000,000 of the same securities of our report dated March 27, 1997 included in the Current Report on Form 8-K of Morgan Stanley, Dean Witter, Discover & Co. dated May 31, 1997, relating to the unaudited condensed consolidated interim financial statements of Morgan Stanley Group Inc. which are included in its Form 10-Q for the quarter ended February 28, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                       /s/ Ernst & Young LLP



New York, New York
June 2, 1997